ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is effectively dated and made as of March 15, 2005 by and between GREEN TREE SPRAY TECHNOLOGIES, LLC, a Delaware Limited Liability Company ("Green Tree" or "SELLER"), and NANO CHEMICAL SYSTEMS HOLDINGS, INC., a Nevada Corporation ("NCS" or "BUYER").

                                    RECITALS

         The SELLER desires to sell to the BUYER, and the BUYER desires to purchase from the SELLER the below-defined PROPERTY, upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of these premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this AGREEMENT, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         As used in this AGREEMENT, the following definitions shall have the meanings set forth as definitions. All terms defined in this AGREEMENT shall be in all capital letters throughout this AGREEMENT. The singular of any defined term shall include the plural and the plural shall include the singular.

         Section 1.1. Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Investment Property, Payment Intangibles, Promissory Notes, and Software. The terms "ACCOUNTS," "CHATTEL PAPER," "DEPOSIT ACCOUNTS," "DOCUMENTS," "EQUIPMENT," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS," "PAYMENT INTANGIBLES," and "SOFTWARE" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as currently enacted and in effect in the State of Delaware.

         Section 1.2. Terco Division. The term "TERCO DIVISION" means the
                      --------------
SELLER's business operations related to the manufacture, packaging, filling, labeling and/or sale of aerosol containers on the TERCO line and aerosol related products primarily from the SEAFORD PLANT. It also means and is specifically limited to the business related to the specific customers listed in Exhibit A.

         Section 1.3. Assumed Liabilities. The term "ASSUMED LIABILITIES" means,
                      -------------------
collectively any obligations that the SELLER and the BUYER mutually agree, at the CLOSING, shall be assumed by the BUYER in connection with the SALE. There shall be no assumed liabilities; however the BUYER shall immediately enter into a lease obligation to lease 75% of the SEAFORD PLANT.

         Section 1.4. Closing. The term "CLOSING" means the date upon which the
                      -------
SALE is consummated pursuant to the terms of Section 2.2 of this AGREEMENT.


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         Section 1.5. Contract Rights. The term "CONTRACT RIGHTS" has the
                      ---------------
meaning given to that term in the 1962 Official Text with Comments promulgated by the National Conference Of Commissioners On Uniform State Laws And The American Law Institute.

         Section 1.6. Excluded Items. The term "EXCLUDED ITEMS" means,
                      --------------
collectively, those items of real, personal or intangible property of the SELLER which are not used in the business of the TERCO DIVISION. Any item not specifically listed on the asset schedule described on Exhibit "B" attached hereto is specifically excluded.

         Section 1.7. Inventory. The term "INVENTORY" means, collectively, all
                      ---------
of the SELLER's inventory, GOODS, merchandise, materials, raw materials, goods in process, finished goods, work in progress, bindings or component materials, packaging and shipping materials, and other tangible or intangible personal property, now owned or acquired prior to CLOSING, and held for sale or lease or furnished or to be furnished under contracts of service or which contribute to the finished products or the sale, promotion, storage and shipment thereof, BUT
                                                                            ---
ONLY TO THE EXTENT THAT the foregoing are: (a) used primarily or exclusively
-----------------------
with the TERCO DIVISION. A complete list of the included inventory is described in the asset schedule in Exhibit B.

         Section 1.8. Landlord. The term "LANDLORD" means, individually or
                      --------
collectively as the context may require, the owner of each parcel of real property upon which the SEAFORD PLANT is located.

         Section 1.9. Other Property. The term "OTHER PROPERTY" means,
                      --------------
collectively, all of the following that are owned by the SELLER BUT ONLY TO THE EXTENT THAT the following are used primarily or exclusively in the business of the TERCO DIVISION, and exclusive of the EXCLUDED ITEMS: (a) proprietary chemical formulations, know how and other intellectual property which are related to the TERCO products which are attached as Exhibit C to the contract and (e) any and all other property or rights which are necessary to the present operation of, the TERCO DIVISION as now or hereafter conducted by the SELLER.

         Section 1.10. Property. The term "PROPERTY" means, collectively, the
                       --------
INVENTORY, and the OTHER PROPERTY which is related to the TERCO DIVISION. All of the property is listed in Exhibit B.

         Section 1.11. Purchase Price. The term "PURCHASE PRICE" means the
                       --------------
aggregate price to be paid by the BUYER to the SELLER for the PROPERTY.

         Section 1.12. Receivables. The term "RECEIVABLES" means, collectively,
                       -----------
all of the SELLER's ACCOUNTS, CONTRACT RIGHTS, CLAIMS, REFUNDS, DEPOSITS, INSTRUMENTS, DOCUMENTS, GENERAL INTANGIBLES, CHATTEL PAPER, notes, notes receivable, drafts, acceptances, and choses in action, now existing or hereafter created or acquired, and all proceeds and products thereof, and all rights thereto, arising from the sale or lease of or the providing of INVENTORY or services by the SELLER, as well as all other rights, contingent or non-contingent, of any kind of the SELLER to receive payment, benefit, or credit from any person or entity, including but not limited to the right to receive tax refunds or tax rebates. No RECIEVABLES are being transferred by this agreement.

                                      -2-

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         Section 1.13. Sale. The term "SALE" means the sale by the SELLER to the
                       ----
BUYER of the PROPERTY pursuant to the terms of this AGREEMENT and the other documents referenced herein.

         Section 1.14. Seaford Plant. The term "SEAFORD PLANT" means,
                       -------------
collectively, the industrial plant, warehouse and office building that is currently leased by the SELLER and located in the Seaford Industrial Park in Seaford, Delaware utilized by the SELLER in connection with the TERCO DIVISION.

                                   ARTICLE 2
                                TERMS OF THE SALE

         Section 2.1. Agreement To Buy And Sell. The SELLER hereby agrees to
                      -------------------------
sell to the BUYER, and the BUYER hereby agrees to purchase from the SELLER, the PROPERTY upon the terms and conditions set forth herein.

         Section 2.2. Closing. At the CLOSING, subject to the terms and
                      -------
conditions set forth in this AGREEMENT:

                  (a) the SELLER shall sell, transfer, assign and deliver to the BUYER, and the BUYER shall purchase, acquire and accept from the SELLER, all of the SELLER's right, title and interest in and to (i) the PROPERTY, and (ii) all service agreements, warranties and all similar and other documents in connection therewith and (iii) all licenses associated with the PROPERTY, pursuant to the terms of this AGREEMENT and, if the BUYER's counsel deems necessary or appropriate, the bill(s) of sale and/or assignment agreement(s) which the SELLER shall execute and deliver to the BUYER in connection with the sale, transfer and assignment of the PROPERTY;

                  (b) the BUYER shall deliver to the SELLER the PURCHASE PRICE;

         Purchase Price. At the CLOSING, the PURCHASE PRICE to be paid by the
         --------------
         BUYER to the SELLER for the PROPERTY shall be the issuance of 24,000,000 shares of common stock in NCS and a promissory note for One Million Dollars ($1,000,000).

                  (c) The BUYER has made no commitment, and is under no obligation whatsoever: (i) to hire or provide any benefits whatsoever to any of the SELLER's employees of the TERCO DIVISION or who otherwise work at the SEAFORD PLANT; or (ii) to satisfy any other payable, liability or obligation of any kind that may be associated with the TERCO DIVISION, the SEAFORD PLANT, or any of the PROPERTY that was acquired prior to the CLOSING, regardless of whether the SELLER or the BUYER is aware of such payable, liability or obligation prior to the CLOSING.

                  (d) Furthermore, the BUYER hereby agrees to purchase the remaining assets and good will of the SELLER not transferred at the CLOSING, related to the aerosol business of the SELLER, as of June 30, 2005, BUYER's fiscal year end, for an additional 8,000,000 newly issued common shares and an additional promissory note of three hundred and thirty three thousand dollars ($333,000).

                  (e) After the CLOSING the BUYER shall permit the SELLER, for a period of up to the second closing, to utilize the INTERNET NAME AND WEBSITE for the sole purpose of receiving and transmitting e-mail to and from the personal computers utilized by the SELLER's remaining employees.

                  (f) A form of the promissory notes will be attached as Exhibit H.

         Section 2.3. Transactions In Ordinary Course Of Business.
                      -------------------------------------------
Notwithstanding any of the terms of this AGREEMENT to the contrary, prior to the CLOSING, the SELLER may continue to sell INVENTORY in the ordinary course of its business and acquire new INVENTORY and RECEIVABLES as the SELLER deems necessary or appropriate in connection with the operation of the TERCO DIVISION.

         Section 2.4. Time And Place Of Closing. CLOSING shall be held at the
                      -------------------------
SEAFORD PLANT, or at another location selected by the SELLER and agreed to by the BUYER, by no later than the earlier to occur of March 15, 2005 or the date upon which the contingencies described in the immediately preceding Section have been satisfied. While the BUYER shall, in good faith, attempt to satisfy such contingencies in a timely manner as the BUYER is aware of the SELLER's desire to conduct the CLOSING as soon as possible, if the SELLER and the BUYER are unable to mutually agree upon a later CLOSING date and the CLOSING does not occur by the close of business on March 15, 2005, the terms of this AGREEMENT shall no longer be of any force or effect.

         Section 2.5. Transfer Taxes; Title; Recording Costs; Etc. All transfer
                      -------------------------------------------
and recordation taxes, stamps and assessments (if any) that are required to be paid in connection with the transfer and sale of the INVENTORY, the RECEIVABLES, and the OTHER PROPERTY to the BUYER shall be paid in equal shares at the CLOSING by the SELLER and the BUYER. Since each party is responsible for their own attorneys' fees in connection with the transactions contemplated by this AGREEMENT, all costs associated with the preparation of this AGREEMENT and all other documents associated with the SALE shall be paid by the SELLER or the BUYER, as the case may be, to their respective attorneys that may have prepared or negotiated such documents.

         Section 2.6 BUYER shall not assume, and SELLER shall retain and be responsible for, any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or other environmental liability of any nature with respect to the remediation of any real property or groundwater which relates to the generation, collection, transportation or disposal of any materials ("Environmental Liability") by SELLER or any business predecessor of SELLER to any site or facility whatsoever, whether or not such site or facility was owned, leased, or operated by either of them at any time, whether such liability is asserted prior to or after the Closing.

         Section 2.7 Buyer's Remedy Of Specific Performance. If the BUYER is
                     --------------------------------------
ready, willing and able to proceed with the CLOSING pursuant to the terms of this Article 2 and the other terms of this AGREEMENT that pertain to the SALE, the SELLER shall be obligated to proceed with the CLOSING pursuant to the terms of this Article 2 and specifically perform all of the SELLER's other obligations under this AGREEMENT.

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                                      ARTICLE 3
                    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Green Tree under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 3.1 Accuracy of Representations. The representations and
                     ---------------------------
warranties made by NCS in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and NCS shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by NCS prior to or at the Closing.

         Section 3.2 Director Approval. The members of the Board of Directors of
                     -----------------
NCS shall have approved this Agreement and the transactions contemplated herein.

         Section 3.3 Sub-Lease Agreement. The BUYER shall have entered into a
                     -------------------
new sub-Lease Agreement, upon terms that are acceptable to the BUYER, but which require payment an assumption of the obligations of 75% of the master lease, with the SELLER in connection with the BUYER's post-CLOSING operation of the TERCO DIVISION.

         Section 3.4 No Material Adverse Change. Prior to the Closing Date,
                     --------------------------
there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of NCS.

                                    ARTICLE 4
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of NCS under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

         Section 4.1 Accuracy of Representations. The representations and
                     ---------------------------
warranties made by Green Tree in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Green Tree shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Green Tree prior to or at the Closing. NCS shall have been furnished with a certificate, signed by a duly authorized executive officer of Green Tree and dated the Closing Date, to the foregoing effect.

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

         Section 4.2 Member Approval. The Members of Green Tree shall have
                     ---------------
approved this Agreement and the transactions contemplated herein.

         Section 4.3 Member's Certificate. BUYER shall be furnished with a
                     --------------------
certificate dated the Closing date and signed by a duly authorized member of SELLER to the effect that: (a) the representations and warranties of Green Tree set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) SELLER had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date. (c) Since such date and other than as previously disclosed to BUYER, SELLER has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of SELLER, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Schedules, by or against SELLER which might result in any material adverse change in any of the assets, properties, business or operations of SELLER.

         Section 4.4 Free from Liens. The INVENTORY, and all of the OTHER
                     ---------------
PROPERTY must all be free and clear of any and all liens, encumbrances and security interests, and the SELLER shall pay for all lien releases that must be filed either prior to or immediately following the CLOSING in connection with all of the existing liens, encumbrances or security interests that have been filed of record or otherwise attach to or encumber any of the PROPERTY.

         Section 4.5 No Material Adverse Change. Prior to the Closing Date,
                     --------------------------
there shall not have occurred any material adverse change in the financial condition, business, operations, or PROPERTY of the SELLER, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, operations or PROPERTY of SELLER.

         Section 4.6 Audited Financial Statements. On the Closing Date, SELLER
                     ----------------------------
shall provide BUYER with updated audited financial statements prepared in accordance with US GAAP.

         Section 4.7 Other Items. BUYER shall have received such further
                     -----------
documents, certificates or instruments relating to the transactions contemplated hereby as BUYER may reasonably request.

                                    ARTICLE 5
                         COVENANTS AND INDEMNIFICATIONS

         Section 5.1 Copies Of Records And Other Materials. Promptly after
                     -------------------------------------
execution of this AGREEMENT by both parties hereto, the SELLER shall deliver to the BUYER, at no cost to the BUYER, copies of the following:

                  (a) the bills of sale, receipts or such other documents of conveyance, to the extent such documents reasonably can be made available and are necessary to effectuate the SALE, by which the SELLER obtained legal title to the PROPERTY, as the case may be;

                  (b) all service agreements, warranties and all similar and other documents for the PROPERTY, if applicable and to the extent such documents reasonably can be made available; and

                  (c) all MSDS sheets and other environmental records associated with the PROPERTY.

         Section 5.2 Notices. The SELLER shall promptly give the BUYER copies of
                     -------
any written notices which the SELLER receives after the effective date hereof that materially adversely effects the PROPERTY.

                                   ARTICLE 6
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         Section 6.1. Organization. SELLER is a limited liability company duly
                      ------------
organized, validly existing, and in good standing under the laws of Delaware and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. SELLER has full power, authority and legal right and has taken all action required by law, its articles of formation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

         Section 6.2. Accuracy Of Information. To the best of the SELLER'S
                      -----------------------
knowledge, all information of the SELLER contained in or attached to this AGREEMENT, is substantially true and accurate, and contains no materially false, incomplete, or misleading statements.

         Section 6.3. No Litigation. There is no action, suit, or proceeding
                      -------------
pending or threatened against the SELLER that could reasonably be expected to have a material adverse impact upon the SELLER'S ability to sell, transfer, assign and deliver the PROPERTY to the BUYER free and clear of any and all liens against the PROPERTY.

         Section 6.4. Tax Matters: Books and Records. The SELLER will allow the
                      -----------
BUYER to audit the assets being transferred pursuant to this agreement by Richard Sellers an auditor, engaged by the BUYER, who practices with respect to SEC matters. The result of the asset audit and the assigned values will be attached to this agreement as Exhibit G and will form the basis for booking the assets into the BUYER.

         Section 6.5. Title To Property; No Liens; "As Is" Sale. The SELLER: (a)
                      -----------------------------------------
represents that -- (i) it has good and marketable title to all of the PROPERTY, and (ii) there are no unrecorded liens, security interests, easements, leases, claims, restrictions, covenants or encumbrances affecting all or any portion of the PROPERTY; and (b) covenants that title to the PROPERTY shall be transferred to the BUYER at the CLOSING free and clear of any and all liens, encumbrances and security interests. The PURCHASER acknowledges and agrees that, with the exception of the representations, warranties and covenants expressly set forth in this AGREEMENT, the SELLER shall sell and convey to the PURCHASER and the PURCHASER shall accept the PROPERTY "as is, where is" and with all faults.

         Section 6.6. No Contracts. Other than this AGREEMENT, there are no
                      ------------
other contracts of sale executed and in effect with purchasers of any portion of the PROPERTY which predates the execution of this AGREEMENT.

         Section 6.7. Representations: Limitations; Continuing; Etc. The
                      ---------------------------------------------
representations, warranties and covenants made by the SELLER in this Article and elsewhere in this AGREEMENT: (a) shall be materially true and correct on and as of the date of the CLOSING; (b) shall have the same force and effect as though made on and as of the CLOSING; (c) are made for the benefit of the BUYER; and
(d) shall survive the CLOSING for a period of sixty days following the date of the CLOSING. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS ARTICLE 6, THE SELLER MAKES NO REPRESENTATION OR WARRANTY TO THE BUYER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SELLER, THE TERCO DIVISION, SELLER'S PROPERTIES (INCLUDING, WITHOUT LIMITATION, THE PROPERTY), AND LIABILITIES AND OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, THE ASSUMED LIABILITIES), WHETHER ARISING BY STATUTE OR OTHERWISE IN LAW, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE.

                                   ARTICLE 7
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         As an inducement to and to obtain the reliance of SELLER, BUYER represents and warrants as follows:

         Section 7.1. Organization. BUYER is a corporation duly organized,
                      ------------
validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of BUYER's articles of incorporation or bylaws. BUYER has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

         Section 7.2. Capitalization. The authorized capitalization of BUYER
                      --------------
consists of 100,000,000 Common Shares, $0.001 par value per share, and 20,000,000 shares of Preferred Stock, $.001 par value. As of the date hereof, BUYER has 41,997,000 common shares issued and outstanding and no shares of preferred stock outstanding. Of the shares of common stock outstanding, 5,997,000 shares are free trading. The shareholder table, specifying which shares are free trading is attached as Exhibit D. BUYER also has six option agreements outstanding, representing the option to purchase a total of 5,300,000 shares exercisable at a price of $0.10. The Options Table listing all of BUYER's outstanding options, none of which have been exercised to date, is attached as

Exhibit E. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. BUYER has no other securities, warrants or options authorized or issued.

         Section 7.3. Subsidiaries. BUYER has one subsidiary containing its
                      ------------
intellectual property and has no other assets or liabilities.

         Section 7.4. Tax Matters: Books and Records. The books and records,
                      ------------------------------
financial and others, of BUYER are in all material respects true, complete and correct and have been maintained in accordance with GAAP and other good business accounting practices; and BUYER has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties). The BUYER's SEC and other regulatory filings are in all material respects true, complete and correct.

                  (a) The BUYER financial statements and all SEC filings made within 12 months of the effective date of this agreement are hereby attached as Exhibit E.

         Section 7.5. Litigation and Proceedings. There are no actions, suits,
                      --------------------------
proceedings or investigations pending or threatened by or against or affecting BUYER or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of BUYER. BUYER is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Furthermore, BUYER has just engaged in a series of transaction including a reverse merger, the BUYER warrants and represents that the transaction were done in compliance with all security and other regulatory laws.

         Section 7.6. Material Contract Defaults. BUYER is not in default in any
                      --------------------------
material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of BUYER, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which BUYER has not taken adequate steps to prevent such a default from occurring.

         Section 7.7. Information. The information concerning BUYER as set forth
                      ------------
in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

         Section 7.8. Title and Related Matters. BUYER has good and marketable
                      -------------------------
title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. BUYER owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with BUYER's business. No third party has any right to, and BUYER has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of BUYER or any material portion of its properties, assets or rights.

         Section 7.9. Compliance with Laws and Regulations. BUYER has complied
                      ------------------------------------
with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not adversely affect the business, operations, properties, assets or condition of BUYER or would not result in BUYER incurring material liability.

         Section 7.10. Material Transactions or Affiliations. There are no
                       -------------------------------------
material contracts or agreements of arrangement between BUYER and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of BUYER and which is to be performed in whole or in part after the date hereof. BUYER has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

         Section 7.11. No Conflict With Other Instruments. The execution of this
                       ----------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which BUYER is a party or to which any of its properties or operations are subject.

         Section 7.12. Governmental Authorizations. BUYER has all licenses,
                       ---------------------------
franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by BUYER of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

         Section 8.1. No Brokerage Fees. The SELLER and the BUYER hereby
                      -----------------
represent that neither party has entered into any brokerage agreements or other contractual relationships with any individual or entity ("THIRD PARTY") in connection with the SALE which would entitle such THIRD PARTY to any brokerage fees or commissions due in connection therewith. The SELLER and the BUYER agree to indemnify and hold harmless the other party from and against all loss, claim, damage or liability, including but not limited to costs and attorneys' fees, which the BUYER or the SELLER, as the case may be, may suffer, incur or expend due to a claim made by a THIRD PARTY that the other party entered into a contractual relationship with the THIRD PARTY in connection with the SALE and the THIRD PARTY is entitled to brokerage fees or commissions due in connection therewith.

         Section 8.2. Notices. Any notice required or permitted by or in
                      -------
connection with this AGREEMENT, without implying the obligation to provide any such notice, shall be in writing and shall be made by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the respective parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the respective parties. Independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein, notice shall be considered given as of: (a) one (1) business day after delivery to Federal Express or similar overnight delivery service; or (b) three (3) calendar days after the date of mailing. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

          If to the SELLER:             GREENTREE SPRAY TECHNOLOGIES, LLC.
                                        c/o Tina Dennis
                                        105 Park Ave.
                                        Seaford, DE 19971
          With a copy to:               Marc Mathys
                                        465 N Mill Street #18
                                        Aspen, CO 81611
          If to the BUYER:              NANO CHEMICAL SYSTEMS HOLDINGS, INC.
                                        c/o Katrina Cleburn
                                        P.O. Box 10591
                                        Portland, Oregon 97296
          With a copy to:               Anslow & Jaclin, LLP
                                        Gregg E. Jaclin, Esq.
                                        195 Route 9 South, Suite 204
                                        Manalapan, New Jersey 07726

         Section 8.3. Binding Obligation; Assignment. This AGREEMENT shall be
                      ------------------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Neither the SELLER nor the BUYER may assign its respective interest in this AGREEMENT without the prior written consent of the other party hereto.

         Section 8.4. Final Agreement. This AGREEMENT, all other documents
                      ---------------
associated with the SALE (if any), the exhibits that are attached hereto and made a part hereof, and any side letters, letter agreements, and amendments (if any) that are executed by the SELLER and the BUYER in furtherance of this AGREEMENT, contain the final and entire agreement and understanding of the parties to this AGREEMENT, and any terms and conditions not set forth in this AGREEMENT (or in such exhibits, side letters, letter agreements, and amendments) are not a part of this AGREEMENT and the understanding of the parties hereto.

         Section 8.5. Amendment. This AGREEMENT may be amended or altered only
                      ---------
in writing signed by both of the parties hereto.

         Section 8.6. Time. Time is strictly of the essence of this AGREEMENT.
                      ----

         Section 8.7. Choice Of Law. The laws of the State of Delaware shall
                      -------------
strictly govern the rights and obligations of the parties to this AGREEMENT without regard to choice or conflict of law rules of the State of Delaware or any other jurisdiction, and the interpretation and construction and enforceability thereof and any and all issues relating to the transactions contemplated herein.

         Section 8.8. Tax Matters. This transaction is part of a plan where Nano
                      -----------
Chemical Systems Holdings, Inc. is being transformed into a Nano technology company which has both the intellectual property and the actual ability to manufacture aerosol cans for the purpose of putting nano TiO2 into a spray can in order to protect golf shirts and other fabrics from UV radiation ans to reduce the fading. The broader strategy is to use nano technology to enhance the products which GreenTree has been filling for a number of years, hopefully increasing both product functionality and marketability. Pursuant to this strategy, Treya , Cleburn, and Seller have transferred in assets for which, as a group, they will own over 80% of the BUYER. The transaction is structured and is intended to be a Section 351/357 transaction for tax purposes. The parties agree to file the necessary documentation to insure that this tax treatment will be accomplished.

         Section 8.9. Number, Gender, And Captions. As used herein, the singular
                      ----------------------------
shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this AGREEMENT.

         Section 8.10. Partial Invalidity. If any term, covenant or condition of
                       ------------------
this AGREEMENT or its application to any person or circumstances shall be invalid or unenforceable, the remainder of this AGREEMENT, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each term shall be valid and enforceable to the fullest extent permitted by law.

         Section 8.11. Interpretation. If any date upon which action is required
                       --------------
under this AGREEMENT shall be a Saturday, Sunday, or legal holiday, the date for such action shall be extended to the first regular business day after such date which is not a Saturday, Sunday, or legal holiday.

         Section 8.12. Counterparts; Facsimile Signature Pages. This AGREEMENT
                       ---------------------------------------
may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Any facsimile signature of any party hereto or to any other agreement or document executed in connection herewith shall constitute a legal, valid and binding execution by such party.

                         [SIGNATURES BEGIN ON THE NEXT PAGE.]

         IN WITNESS WHEREOF, the SELLER and the BUYER execute and seal this AGREEMENT as of the date first above written (notwithstanding the actual date of execution and delivery hereof), with the specific intention that this AGREEMENT constitutes a document under seal. This AGREEMENT may be executed in counterparts and may be delivered via facsimile transmission.

WITNESS/ATTEST:                          The SELLER:

                                         GREEN TREE SPRAY  TECHNOLOGIES,  LLC,
                                         A Delaware  Limited Liability Company
----------------------------------

                                         By:      /s/ Marc Mathys         (SEAL)
                                                  ------------------------
                                         Name:        Marc Mathys
                                                  ------------------------
                                         Title:       Managing Member
                                                  ------------------------



WITNESS/ATTEST:                          The BUYER:
                                         NANO CHEMICAL SYSTEMS HOLDINGS, INC.,
                                         A  Nevada Corporation
------------------
                                         By:      /s/ Katrina Cleburn     (SEAL)
                                                  ------------------------
                                         Name:        Katrina Cleburn
                                                  ------------------------
                                         Title:       President
                                                  ------------------------

                                   EXHIBIT "A"

                                    CUSTOMERS

                                   EXHIBIT "B"

                                     ASSETS

                                   EXHIBIT "C"

                                    PRODUCTS

                                   EXHIBIT "D"

                              CAPITALIZATION TABLE

                                   EXHIBIT "E"

                                  OPTIONS TABLE

                                   EXHIBIT "F"

                        BUYER'S FINACIALS AND SEC FILINGS

                                   EXHIBIT "G"

                     SELLER'S AUDITED ASSET VALUE STATEMENT

                                   EXHIBIT "H"

                             FORM OF PROMISSORY NOTE

                                     EXHIBIT "A"

                                      CUSTOMERS

PIONEER
FINISH LINE
MOLD MEDIC
PENETONE
DURO DYNE
SAINT GOBAIN

                                     EXHIBIT "B"

                                        ASSETS



ERNIE LINE                            $177,395.03
TANK FARM                             $196,097.53
INV.RAW MAT                           $416,473.68
INV.F/G AT RETAIL                      $23,033.76
MACOLA SYSTEM                          $45,000.00
FORMULATIONS                          $142,000.00
GOODWILL                              $100,000.00

TOTAL                               $1,100,000.00

                                     EXHIBIT "C"

                                       PRODUCTS

Pioneer                                 Finish Line
-------                                 -----------
PPQSGDBURGANDY                          FL B00060101
PPQSGDGRAY                              FL B00120101
PPQSGDGREEN                             FL C00020101
PPQSGDNAVBLUE                           FL C00040101
PPQSGDO                                 FL C00080101
PPQSGDRB                                FL C10120101
PPQSGDRED                               FL C50030102
PPQSGDROYPURP                           FL CS
PPQSGDW                                 FL CS24
PPQSGDY                                 FL D00100101
PPQS-18-BLACK                           FL D00110101
PPQS-18-BLUE                            FL D00112101
PPQS-18-BURGAND                         FL D10100101
PPQS-18-DKGAR                           FL D12080101
PPQS-18-GRAY                            FL DM0140101
PPQS-18-GREEN                           FL DM6
PPQS-18-LTBLUE                          FL DP MU8-96
PPQS-18-NAVBLUE                         FL DP SIL-96
PPQS-18-OLDGOLD                         FL DP WHY GR-96
PPQS-18-ORG                             FL DS0140101
PPQS-18-PURPLE                          FL DS6
PPQS-18-RED                             FL DUPONT
PPQS-18-ROYPURP                         FL DW0140101
PPQS-18-WHT                             FL DW6
PPQS-18-YELGOLD                         FL E00060101
PVIP-20-BLK                             FL E00120101
PVIP-20-BLU                             FL E01080101
PVIP-20-BURGAND                         FL EPIC
PVIP-20-DKGAR                           FL M00120101
PVIP-20-GREEN                           FL P00080101
PVIP-20-NAVBLUE                         FL PD-55G
PVIP-20-OLDGOLD                         FL S00170101
PVIP-20-ORG                             FL S00170201
PVIP-20-RED                             FL S00170301
PVIP-20-ROYPURP                         FL S00170501
PVIP-20-YLW                             FL S00170601
PVIP-22-WHT                             FL S00170701
SOLV-PP                                 FL S00171101
SOLV-PP-2                               FL S00171201
                                        FL S00240101
                                        FL S00240801
                                        FL T00020101
                                        FL T00040101
                                        FL T00060101
                                        FL T00080101
                                        FL T00110101
                                        FL T00170101
                                        FL T00170801
                                        FL W40090102
                                        FL W50040102
                                        FL W50080102
                                        FL W50090102
                                        FL WL.5

Mold Medic                             Penetone
----------                             --------
MM 6110F                               PN 1287
MM 6150-3CIN                           PN 1667
MM 6150-3MARINE                        PN AIR
MM 6150-3NC                            PN C328
MM 6150-3PINC                          PN CK
MM 6150-3RAIN                          PN FW
MM 6150-3VAN                           PN G919
MM 6150-3WCH                           PN HD1-18
MM BB COVR SCNT                        PN HD1-22
MM BB DOE                              PN HD4RTU
MM BB DOM BUCK                         PN HD4RTUP
MM BB ESTRUS DO                        PN INOS
MM BB WATER                            PN INOSTB
MM BB YNG BUCK                         PN L805A
MM ENCP                                PN L805P
MM SF                                  PN L945A
MM SF20                                PN L945P
                                       PN M5572B
                                       PN MIL
                                       PN PB2000
                                       PN PS101
                                       PN PS102
                                       PN RCOS
                                       PN TPC
                                       PN TPC13
                                       PN TPC16
                                       PN TPCTB
                                       PN WNB
                                       Norton Performance
                                       ------------------
                                       NP CP894
                                       NP CP94
                                       NP FB894
                                       NP FB94
                                       Duro Dyne
                                       ---------
                                       DD SS

                                     EXHIBIT "D"

                                 CAPITALIZATION TABLE

                       FREE TRADING SHARES                         NO. OF SHARES

                       Julie Adams                                        1,000
                       Douglas Algright                                  10,000
                       Steven Albright                                    2,000
                       Dennis K. Barton                                   2,000
                       James Barton                                       2,000
                       Debby W. Bell                                      1,200
                       Craig G. Billings                                  2,000
                       Brett Bleazard                                    20,000
                       Brock Bleazard                                     9,000
                       Dallyn Bleafzard                                   8,000
                       George Bleazard                                    8,000
                       Scott Bleazard                                    10,000
                       Tiffany Bleazard                                   1,000
                       Whitney Bleazard                                   2,000
                       Paul Callister                                     8,000
                       CEDE & company                                   592,000
                       Christopher Chiodo & Vanessa Chiodo JTTN          20,000
                       Vanessa Chiodo & Christopher Chiodo JTTN          20,000
                       Kelly Cram                                         1,000
                       Leslie Fortier                                       800
                       Mike Giammusso                                     4,000
                       Charles E. Gorlick                                 8,000
                       Ken Guralnik                                       4,000
                       Jean Hanson                                        4,000
                       Greg Hatfield                                      2,000
                       Jennifer Dawn Hayes                                1,000
                       Raul Hernadez                                      6,000
                       Karl L. Hugh                                       2,000
                       Sheldon C. Hunsaker                                2,000
                       Interactive Consulting Services                    2,000
                       Socorra Jimenez                                    4,000
                       Chris Jones                                        20,000
                       Craig Kagel                                        2,000
                       Cory Kemp                                          2,000
                       Curtis Liquin                                      4,000
                       Tina M. McCombs                                    1,000
                       Sharyn Mousseau                                    4,000
                       Yvette M. Perez                                    4,000
                       Lori Rees                                          4,000
                       Betty Revis                                       20,000
                       James Revis                                       20,000
                       Patricia Revis                                    20,000
                       Stock Investment Corporation                       4,000
                       Marilyn Thomson                                   20,000
                       Joyce Wasden                                       1,000
                       Laura Wood                                        12,000
                       Michael Zuliani                                   80,000
                       Robert Esposito                                1,780,000
                       Raymond Carapella                              1,900,000
                       Donald Masterdepetero                          1,340,000
                                                          ---------------------
                                                    TOTAL             5,997,000

                                                                              -
                       RESTRICTED SHARES                                      -
                       Katrina Cleburn                                4,000,000
                       Treya, Inc.                                    8,000,000
                       Green Tree Shareholders                       24,000,000
                                                          ---------------------
                                                    TOTAL            36,000,000

                       TOTAL SHARES OUTSTANDING                      41,997,000

                                   EXHIBIT "E"

                                  OPTIONS TABLE

                                       # OF SHARES (1)        DATE VESTED
                                       ------------           -----------
Option #1 granted 1/1/2004                1,120,000           12/31/2004
                                          1,400,000            6/30/2005
                                           280,000             6/30/2006

Option #2 granted 7/1/2001                 240,000            12/31/2002
                                           300,000             6/30/2004
                                           60,000              6/30/2005

Option #3 granted 7/1/2001                 120,000            12/31/2002
                                           150,000             6/30/2004
                                           30,000              6/30/2005

Option #4 granted 7/1/2001                 240,000            12/31/2002
                                           300,000             6/30/2004
                                           60,000              6/30/2005

Option #5 granted 7/1/2001                 160,000            12/31/2002
                                           200,000             6/30/2004
                                           40,000              6/30/2005

Option #6 granted 7/1/2001                 240,000            12/31/2002
                                           300,000             6/30/2004
                                           60,000              6/30/2005
----------------------------------- ---------------------- ------------------
TOTAL                                     5,300,000

(1) All options are owned by Robert Esposito and are exercisable at a price of $0.10 per share.

                                     EXHIBIT "F"

                          BUYER'S FINACIALS AND SEC FILINGS



                                     EXHIBIT "G"

                        SELLER'S AUDITED ASSET VALUE STATEMENT



                                     EXHIBIT "H"

                               FORM OF PROMISSORY NOTE